                          PURCHASE AND SALE AGREEMENT


          This PURCHASE AND SALE AGREEMENT ("Agreement"), dated this 10th day of April, 1996, is by and between Zenith Drilling Corporation, an Oklahoma corporation, whose address is 1861 North Rock Road, Suite 200, Wichita, Kansas 67206-1264 ("Zenith" or "Seller") and Barrett Resources Corporation, a Delaware corporation, whose address is 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202 ("Barrett" or "Buyer").


                                    RECITALS
                                    --------

          A. Buyer and Seller have entered into discussions regarding Barrett's purchase of Zenith's real and personal property interests located in Garfield, Rio Blanco and Mesa Counties, Colorado described in Article 2 below (the "Assets").

          B. Seller owns and desires to sell the Assets to Buyer pursuant to the terms of this Agreement. Buyer has conducted an independent investigation of the nature and extent of the Assets and desires to purchase the Assets pursuant to the terms of this Agreement.


                                   AGREEMENT
                                   ---------

          In consideration of the mutual promises contained herein, $100.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:


          1.   Agreement to Sell and Buy.  Seller agrees to sell and convey to
               -------------------------
Buyer, and Buyer agrees to purchase and receive from Seller, the Assets as defined below.


          2.   Assets.  The "Assets" are all of Seller's right, title, and
               ------
interest in and to the following real and personal property interests located in Garfield, Rio Blanco and Mesa Counties, Colorado:

               a. All of Seller's fee surface interests and mineral interests located in Garfield, Rio Blanco and Mesa Counties, Colorado, including but not limited to the fee surface interests and mineral interests described in Exhibit A (the "Fee Interests"), all of Seller's oil and gas leases and other leasehold interests located in Garfield, Rio Blanco and Mesa Counties, Colorado, including but not limited to the oil and gas leases and other leasehold interests described in Exhibit A (the "Leases"), all right, title and interest in and to the oil, gas and all other hydrocarbons, whether liquid or gaseous (the "Hydrocarbons"), in, on or under or that may be produced from the lands covered by the Leases or Fee Interests (the "Lands") after the Effective Time and all other minerals of whatever nature in, on or under the Leases and Lands.

          b. The oil and gas wells located on the Leases and Lands, or lands pooled or unitized therewith which include the oil and gas wells described in Exhibit B (the "Wells"), all injection and disposal wells on the Leases or Lands, and all personal property and equipment associated with the Wells as of the Closing Date.

          c. The rights, to the extent transferable, in and to all existing and effective unitization, pooling and communitization agreements, declarations and orders, to the extent that they relate to or affect any of the interests described in Sections 2.a. and b. or the post-Effective Time production of Hydrocarbons from the Leases and Lands.

          d. The rights, to the extent transferable, in and to Hydrocarbon sales (including that certain Gas Sales and Purchase Agreement between Texaco Gas Marketing, Inc. and Barrett, among others, dated October 21, 1991 which is generally referred to as the "Texaco Co-gen Agreement"), purchase, gathering, firm and interruptable transportation and processing contracts, operating agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments relating to the interests described in Sections 2.a., b. and c.

          e. All of the personal property, fixtures, improvements, permits, licenses, approvals, servitudes, rights-of-way, easements and other surface rights located on or used in connection with the properties and interests described in Sections 2.a. through d. to the extent that they are located on the Leases and Lands as of the Closing Date.

          f. The files, records, data and information relating to the items described in Sections 2.a. through e. maintained by Seller (the "Records").


     3.   Buyer's Due Diligence.  Subject to Buyer's agreement to maintain the
          ---------------------
confidentiality of all data and information related to the Assets and/or this Agreement, Buyer may commence its "due diligence" inspection of the Assets and of Seller's files (including title and contract files, well files, and production files) immediately upon the execution of this Agreement.


     4.   Effective Time.  The purchase and sale of the Assets shall be
          --------------
effective as of March 1, 1996 at 7:00 a.m. local time at the site of the Assets (the "Effective Time").

     5.   Purchase Price.  The purchase price for the Assets shall be $2,700,000
          --------------
(the "Purchase Price"), payable by Buyer to Seller at Closing by cashier's check or by wire transfer of immediately available funds.

          a. Adjustments to Purchase Price.  The Purchase Price shall be
             -----------------------------
     adjusted for the customary pre- and post-Effective Time production revenues and expenditures attributable to the Assets, including adjustments for production in tanks at the Effective Time (using the daily gauging reports prepared by Buyer if Buyer operates the Assets), gas balancing, "take-or-pay" make-up rights, prepaid expenses, taxes (apportioned as set forth in Article 12 and using estimates where the actual tax amounts are not available), all revenues received by Buyer or Seller from the sale of oil and gas from the Assets, all normal and customary costs and burdens associated with the ownership and operation of the Assets, and such other adjustments as are usual or customary in the purchase and sale of producing oil and gas properties and as are agreed upon by the parties. In addition, at Closing, the Purchase Price may be adjusted for Defective Interests and non-permitted Encumbrances discovered in Buyer's "due diligence" review.

          b.  Preliminary Settlement Statement.  The Purchase Price shall be
              --------------------------------
     adjusted at Closing pursuant to the "Preliminary Settlement Statement" prepared by Buyer and submitted to Seller prior to or at the Closing Date for Seller's comment and review. The Preliminary Settlement Statement shall set forth all Purchase Price adjustments and associated calculations, with the resulting amount being called the "Closing Amount."

          c.  Final Settlement Statement.  After Closing, the Purchase Price
              --------------------------
     shall be adjusted pursuant to a "Final Settlement Statement" prepared by Buyer and delivered by Buyer to Seller on or before 120 days following the Closing Date, setting forth each adjustment or payment that was not finally determined as of the Closing and showing the calculation of such adjustment and the resulting Purchase Price. On or before 15 days after Seller's receipt of Buyer's proposed Final Settlement Statement, Seller shall deliver to Buyer a "written report" containing Buyer's proposed changes to the Final Settlement Statement. Seller's failure to timely deliver to Buyer the "written report" shall be deemed an acceptance by Seller of the Final Settlement Statement as submitted by Buyer. The parties shall agree with respect to the changes proposed by Seller no later than 30 days after receipt of Seller's "written report," and the date on which the Final Purchase Price is established shall be called the "Final Settlement Date." Any payments due from one party to the other as a result of the Final Settlement Statement shall be made within five days of the Final Settlement Date.


     6.   Title Matters.  The term "Defensible Title" to the Assets means such
          -------------
title of Seller that, subject to and except for the Permitted Encumbrances: (i) entitles Seller to receive an interest in production from the Wells not less than the net revenue interest ("NRI") and bear expenses attributable to the Wells of not more than the working interest ("WI"), all as set forth on Exhibit B, as to the interest in the properties subject thereto.

          a.  Permitted Encumbrances.  The Assets shall be transferred to Buyer
              ----------------------
     free and clear of all royalties, overriding royalties, production payments, debts, liens, mortgages, security interests, contract obligations, claims, and encumbrances (collectively, "Encumbrances"), except for "Permitted Encumbrances." The term "Permitted Encumbrances" shall mean the following:

                  i. the burdens, encumbrances and obligations created by or arising under the Leases and Wells and other agreements affecting the Assets, and all royalties, overriding royalties, net profits interests, carried interests, reversionary interests, back-in rights and other burdens taken into account in computing the NRI and WI set forth on Exhibit B for the Wells;

                  ii. liens securing amounts not yet owing for taxes and for services of mechanics and materialmen or liens that are being contested in good faith by Seller;

                  iii. liens of a form and scope customary in the oil and gas industry under operating agreements and other similar instruments and agreements; and

                  iv. operating agreements, oil and gas sales contracts and other contracts that are usual and customary in the industry.

          b.  Defective Interest.  "Defective Interest(s)" means such Asset
              ------------------
     affected by a title defect that reduces the value allocated to the Asset by more than $2,500 (net to the Seller's interest).

          c.  Notice of Defective Interest.  Buyer shall deliver Seller a
              ----------------------------
     written "Notice of Defective Interests" on or before 5 days prior to the Closing Date at 5:00 p.m. Such notice shall include a description of and documentation supporting the basis for the Defective Interest and Buyer's good faith estimate of the value of the defect and associated computations.

          d.  Defect Adjustments.  Unless, at Seller's election, (i) Seller
              ------------------
     cures the Title Defect at its sole cost and expense prior to Closing, or
     (ii) Buyer waives the relevant Title Defect, or (iii) Seller elects to cure such Title Defects no later than 60 days after Closing, the Purchase Price shall be reduced by the value of the defect as mutually agreed to by the parties, which reduction shall be called a "Defect Adjustment."

     7.   Representations and Warranties of Buyer.  Buyer makes the following
          ---------------------------------------
representations and warranties as of the date of this Agreement:

          a.  Existence.  Buyer is a corporation, duly organized, validly
              ---------
     existing and formed under the laws of the State of Delaware, and Buyer is duly qualified and in good standing in the State of Colorado.


          b. Power and Authority.  Buyer has all requisite power and authority
             -------------------
     to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Buyer at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transactions contemplated by this Agreement and each of the documents contemplated to be executed by Buyer at Closing will not violate, nor be in conflict with, (i) any provision of Buyer's organizational or governing documents, (ii) any agreement or instrument to which Buyer is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Buyer.

          c.  Authorization.  The execution, delivery and performance of this
              -------------
     Agreement and each of the documents contemplated to be executed by Buyer at Closing and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Buyer.

          d.  Execution and Delivery.  This Agreement has been duly executed and
              ----------------------
     delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, subject to
     (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

          e.  Brokers' Fees.  Buyer has incurred no liability, contingent or
              -------------
     otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller shall have any responsibility whatsoever.


     8.   Representations and Warranties of Seller.  Seller makes the following
          ----------------------------------------
representations and warranties as of the date of this Agreement:

          a.  Existence.  Seller is a corporation duly organized and validly
              ---------
     existing under the laws of the State of Oklahoma.

          b.  Power and Authority.  Seller has all requisite power and authority
              -------------------
     to carry on its business as presently conducted, to enter into this Agreement and each of the documents contemplated to be executed by Seller at Closing, and to perform its obligations under this Agreement and under such documents. The consummation of the transactions contemplated by this Agreement and each of the documents contemplated to be executed by Seller at Closing will not violate, nor be in conflict with, (i) any provision of Seller's organizational or governing documents, (ii) any agreement or instrument to which Seller is a party or is bound, or (iii) any judgment, decree, order, statute, rule or regulation applicable to Seller.

          c. Authorization.  The execution, delivery and performance of this
             -------------
     Agreement and each of the documents contemplated to be executed by Seller at Closing and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate and shareholder action on the part of Seller.

          d.  Execution and Delivery.  This Agreement has been duly executed and
              ----------------------
     delivered on behalf of Seller, and all documents and instruments required hereunder to be executed and delivered by Seller have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

          e.  Brokers' Fees.  Seller has incurred no liability, contingent or
              -------------
     otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

          f.  Liens.  Except for the burdens and obligations created by or
              -----
     arising under the Leases and except for Permitted Encumbrances, the Assets are free and clear of all Encumbrances.

          g.  Leases.  To Seller's best knowledge, (i) all royalties, rentals
              ------
     and other payments due by Seller under the Leases have been properly and timely paid except where the failure to pay same will not have a material adverse effect on the value of the particular Asset; (ii) all Leases are presently in full force and effect; and (iii) Seller has not received a written notice of material default under any Lease that could result in cancellation of the Lease.

          h.  Proceeds of Production.  Seller is currently receiving from all
              ----------------------
     purchasers of production from the Assets at least the NRI set forth in Exhibit B without suspense or any indemnity other than the normal division order warranty of title.

          i.  Compliance with Laws.  Seller has not received a written notice of
              --------------------
     a material violation of all laws, rules, regulations, ordinances and orders of all governmental and regulatory bodies having authority over the Assets, material to the ownership or operation of the Assets.

          j.  No Prepayments.  To Seller's best knowledge, Seller is not
              --------------
     obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment, hedging or any other arrangement, to deliver any material portion of the Hydrocarbons produced from the Assets at some future time without then or thereafter receiving full payment therefor.

          k. Gas Balancing.  To Seller's best knowledge, no material portion of
             -------------
     Hydrocarbons produced from the Assets are subject to a gas imbalance or other arrangement requiring delivery of Hydrocarbons after the Effective Time without receiving full payment therefor.

          l.  Gas Contracts.  Except for agreements terminable on 30 days notice
              -------------
     and except for agreements to which Barrett is a party, no Hydrocarbons produced from the Assets are subject to a sales contract.

          m.  Litigation.  Seller is not aware of and Seller has not received
              ----------
     written notice of any demand, lawsuit, compliance order, notice of probable violation or similar governmental action that, if adversely determined, might (i) result in an impairment or loss of title to the Assets, (ii) materially impair the value of the Assets or (iii) materially hinder or impede the operation of the Assets.


     9.   Closing Conditions.
          ------------------

          a.  Seller's Closing Conditions.  The obligation of Seller to
              ---------------------------
     consummate the transactions contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date (hereinafter defined) of all of the following conditions precedent:

              i.  Representations and Warranties.  The representations and
                  ------------------------------
          warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

              ii.  Closing Documents.  Buyer shall have executed and
                   -----------------
          delivered the documents which are contemplated to be executed and delivered by it pursuant to Section 10 hereof prior to or on the Closing Date.

              iii.  No Action.  On the Closing Date, no suit, action or
                    ---------
          other proceeding (excluding any such matter initiated by Seller or any of its affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from Seller resulting therefrom.

          b.  Buyer's Closing Conditions.  The obligation of Buyer to consummate
              --------------------------
     the transactions contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions precedent:

                  i.  Representations and Warranties.  The representations and
                      ------------------------------
          warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

                  ii.  Closing Documents. Seller shall have executed and
                       -----------------
          delivered the documents which are contemplated to be executed and delivered by it pursuant to Section 10 hereof prior to or on the Closing Date.

                  iii.  No Action.  On the Closing Date, no suit, action or
                        ---------
          other proceeding (excluding any such matter initiated by Buyer or any of its affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of this Agreement or recover damages from Buyer resulting therefrom.


     10.  Closing.  The closing of the transaction contemplated by this
          -------
Agreement ("Closing" or "Closing Date") shall be held on or before April 10, 1996 at Buyer's offices at 10:00 a.m. or at such other time and place as the parties may agree in writing. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

          a.  Assignment.  Seller shall execute, acknowledge and deliver to
              ----------
     Buyer an Assignment, Bill of Sale and Conveyance, attached as Exhibit C, effective as of the Effective Time, conveying the Assets to Buyer with no representations of warranties, express, implied or statutory, except that Seller shall warrant title to the Assets against all persons claiming by, through or under Seller, but not otherwise. All personal property and
     fixtures are conveyed "AS IS, WHERE IS."   In addition, Seller shall
     deliver to Buyer such other assignments, bills of sale, or deeds necessary to transfer the Assets to Buyer, including any conveyances on official forms and related documentation necessary to transfer the Assets to Buyer in accordance with requirements of governmental regulations.

          b.  Preliminary Settlement Statement.  Seller and Buyer shall execute
              --------------------------------
     and deliver the Preliminary Settlement Statement.

          c.  Purchase Price.  Buyer shall deliver to Seller the Closing Amount
              --------------
     by cashier's check or by wire transfer of immediately available funds.

          d.  Letters in Lieu.  Seller and Buyer shall execute and deliver
              ---------------
     letters in lieu of transfer orders directing all purchasers of production to pay Buyer the proceeds attributable to production from the Assets from and after the Effective Time.

          e.  Seller's Officer's Certificate.  Seller shall execute and deliver
              ------------------------------
     to Buyer an officer's certificate in form and substance similar to Exhibit D, stating that all conditions precedent to Closing have been satisfied.

          f.  Buyer's Officer's Certificate.  Buyer shall execute and deliver to
              -----------------------------
     Seller an officer's certificate in form and substance similar to Exhibit E, stating that all conditions precedent to Closing have been satisfied.

     11.  Apportionment of Production Revenues and Expenses.  All revenues,
          -------------------------------------------------
obligations, liabilities and expenses associated with the Assets shall be apportioned as of the Effective Time between Buyer and Seller, with Buyer assuming all post-Effective Time revenues and expenses and Seller retaining all pre-Effective Time revenues and expenses.


     12.  Taxes.  All "Taxes" (including ad valorem, property, production,
          -----
excise, net proceeds, severance and other similar obligations assessed against the Assets or based on or measured by the ownership of the Assets or production therefrom) shall be prorated between Seller and Buyer as of the Effective Time; provided, however, that any Taxes determined by the value of any production shall be deemed to be attributable to the period during which such production occurred and not attributable to the year in which such Taxes are assessed.


     13.  Apportionment of Liabilities and Obligations.
          --------------------------------------------

          a.  Buyer.  Upon Closing, Buyer shall assume and pay for, fulfill and
              -----
     discharge all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the producing, transporting and marketing of hydrocarbons from the Assets, relating to periods on and after the Effective Time, including without limitation, environmental obligations and liabilities, offsite liabilities associated with the Assets, the obligation to plug and abandon all Wells and reclaim all Well sites and all obligations arising under agreements covering or relating to the Assets (collectively, the "Post-Effective Time Liabilities").

          b.  Seller.  Upon Closing, Seller shall retain, assume and pay for,
              ------
     fulfill and discharge all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the producing, transporting and marketing of hydrocarbons from the Assets, relating to periods before the Effective Time, including without limitation, environmental obligations and liabilities, the obligation to plug and abandon all wells, off site liabilities associated with the Assets, and all obligations arising under agreements covering or relating to the Assets (collectively, the "Pre-Effective Time Liabilities").


       14.  Indemnification.  For the purposes of this Agreement, "Losses" shall
            ---------------
mean any actual loss, cost and expense (including reasonable fees and expenses of attorneys, technical experts and expert witnesses), liability, and damage (including those arising out of demands, suits, sanctions of every kind and character); provided, however, that in no event shall "Losses" be deemed to include consequential damages.

            a.  Buyer's Indemnification of Seller. Buyer shall indemnify and
                ---------------------------------
     hold harmless Seller, its officers, directors, shareholders, employees, representatives, agents, successors and assigns, forever, from and against all Losses which arise from or in connection with (i) the Post-Effective Time Liabilities, and (ii) Buyer's breach of its representations and warranties in this Agreement.

            b.  Seller's Indemnification of Buyer.  Seller shall indemnify and
                ---------------------------------
     hold harmless Buyer, its officers, directors, members, employees, representatives, agents, successors and assigns, forever, from and against all Losses which arise from or in connection with (i) the Pre-Effective Time Liabilities and (ii) Seller's breach of its representations and warranties in this Agreement regardless of Seller's knowledge if such representations or warranties are knowledge qualified.

            c.  Release.  Buyer shall be deemed to have released Seller at the
                -------
     Closing from any Losses for which Buyer has agreed to indemnify Seller hereunder; Seller shall be deemed to have released Buyer at the Closing from any Losses for which Seller has agreed to indemnify Seller hereunder.

           d.  Third Party Claims.  If a claim by a third party is made against
               ------------------
     Seller or Buyer (an "Indemnified Party"), and if such party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify Buyer or Seller, as the case may be (the "Indemnitor"), of such claims. The Indemnitor shall have 30 days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided that the Indemnitor shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, however, the fees and expenses of such counsel shall be borne by such Indemnified Party. So long as the Indemnitor, at Indemnitor's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all Losses with respect to, such claim, and (2) is reasonably contesting such claim in good faith, by appropriate proceedings, the Indemnified Party shall not pay or settle any such claim. Notwithstanding compliance by the Indemnitor with the preceding sentence, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor for such claim. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnitor does not notify the Indemnified Party that it elects, at Indemnitor's cost and expense, to undertake the defense thereof and assume full responsibility for all Losses with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.


     15.  Miscellaneous.
          -------------

          a.  Further Assurances.  After Closing, Seller and Buyer shall
              ------------------
     execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out the purposes and intents of this Agreement and any document, certificate or other instrument delivered pursuant hereto.

          b.  Expenses.  Each party shall be liable for its respective costs and
              --------
     expenses incurred in connection with the transactions contemplated by this Agreement.

          c.  Notices.  All notices under this Agreement shall be in writing and
              -------
     addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered or faxed, when received, (ii) if mailed, three business days after mailing, certified mail, return receipt requested, or (iii) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

               If to Seller:
               ------------

                    Zenith Drilling Corporation
                    1861 North Rock Road, Suite 200,
                    Wichita, Kansas 67206-1264
                    Attn: C. Robert Buford
                    Telephone: (316) 684-9777
                    Fax: (316) 686-6777

               If to Buyer:
               -----------

                    Barrett Resources Corporation
                    1515 Arapahoe Street, Tower 3, Suite 1000
                    Denver, Colorado  80202
                    Attn:  Mr. A. Ralph Reed
                    Telephone:  (303) 606-4351
                    Fax:  (303) 629-8265

     Any party may, by written notice so delivered to the other party, change the address or individual to which delivery shall thereafter be made.

          d.  Survival.  The representations, warranties, covenants, agreements
              --------
     and indemnities included or provided in this Agreement shall survive
     Closing.

          e.  Confidentiality.  Buyer and Seller shall keep this Agreement
              ---------------
     confidential except to the extent each may be required to disclose the contents hereof by recording the Assignment in the real property records in the counties in which the Assets are located or filing the official forms of conveyances covering the Assets with appropriate governmental authorities, the Internal Revenue Service or to the extent required by law, regulation or order, in connection with obtaining third party consents and waivers of preferential purchase rights.


          f. Announcements.  Buyer may issue press releases and other public
             -------------
     announcements at, prior to or following Closing concerning this Agreement and the transactions contemplated hereby. Seller acknowledges that this transaction will be disclosed in all governmental regulatory filings Buyer is or may be required to make.

          g.  Assignment.  Neither Buyer nor Seller may assign its rights or
              ----------
     delegate its duties or obligations under the terms of this Agreement without the prior written consent of the other party.

          h.  Binding Effect.  This Agreement shall be binding upon and shall
              --------------
     inure to the benefit of the parties hereto and their successors and assigns.

          i.  Complete Agreement.  When executed by the authorized
              ------------------
     representative of Seller and Buyer, this Agreement, the Exhibits hereto and the documents to be delivered pursuant hereto shall constitute the complete agreement between the parties. This Agreement may be amended only by a writing signed by both parties.

          j.  Knowledge.  As used in this Agreement, the term "knowledge" shall
              ---------
     mean the actual knowledge of any fact, circumstance or condition by the officers or employees at a manager or higher level of the party involved as such knowledge has been obtained in the performance of their duties in the ordinary course of business after making reasonable and appropriate inquiries.

          k.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
     IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          l.  Counterparts.  This Agreement may be executed in one or more
              ------------
     counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.


     Executed on the dates set forth in the acknowledgments below.



                                 ZENITH DRILLING CORPORATION
                                 an Oklahoma corporation



                                 /s/  C. Robert Buford
                                 ------------------------------------
                                 President, Chairman of the Board and
                                 Chief Executive Officer


                                 BARRETT RESOURCES CORPORATION
                                 a Delaware corporation



                                 /s/ William J. Barrett
                                 ------------------------------------
                                 Chairman of the Board and Chief
                                 Executive Officer

STATE OF COLORADO   )
     CITY AND       ) ss.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this 10th day of April, 1996 by C. Robert Buford, as President, Chairman of the Board and Chief Executive Officer of Zenith Drilling Corporation, an Oklahoma corporation.

     Witness my hand and official seal.

                    My commission expires: __________________


                                    _______________________
                                    Notary Public


STATE OF COLORADO   )
     CITY AND       ) ss.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before me this 10th day of April, 1996 by William J. Barrett as Chief Executive Officer and Chairman of the Board of Barrett Resources Corporation, a Delaware corporation.

     Witness my hand and official seal.

                    My commission expires: __________________


                                    _______________________
                                    Notary Public

                                LIST OF EXHIBITS
                                ----------------


Exhibit A                           Fee Interests, Leases and Lands

Exhibit B                           Wells

Exhibit C                           Assignment, Bill of Sale and Conveyance

Exhibit D                           Form of Seller's Officer's Certificate

Exhibit E                           Form of Buyer's Officer's Certificate


                                      A-1